Exhibit 23(a)


                     CONSENT OF PRICE WATERHOUSE LLP,
                          INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Compaq Computer Corporation ("Compaq") of our report dated January 21, 1998, except as to Note 11, which is dated as of January 26 ,1998, appearing on page 20 of Compaq's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Houston, Texas
May 4, 1998